Exhibit 10.1

LOAN DEFERRAL AGREEMENT

This Loan Deferral Agreement (the “Agreement”) is made and entered into as of the 1st day of March, 2016, by and between Clyde A. Biston (“Lender”), and Cross Environmental Services, Inc. (“Borrower” and collectively with the Lender the “Parties”).

WITNESSETH

WHEREAS, Lender is the holder of certain Notes to Borrower in the total original principal amount of $3,560,000.00 reflected by a Note dated April, 2014 in the original principal amount of $2,800,000.00; a Note dated September 30, 2014 in the original principal amount of $250,000.00; a Note dated July 10, 2015 in the original principal amount of $160,000.00; a Note dated August 28, 2015 in the original principal amount of $175,000.00; and a Note dated November 2, 2015 in the original principal amount of $175,000.00 (collectively, the “Notes”); and

WHEREAS, Borrow and Lender agree the Notes are enforceable obligations between the Parties; and

WHEREAS, Borrow and Lender are entering into this Agreement to confirm an understanding entered by Borrow and Lender on December 30, 2015 (the “Effective Date”); and

WHEREAS, the Parties have agreed to cooperate to amend terms of the Notes mutually beneficial to each Party;

NOW, THEREFORE, in consideration of the mutual representations, warranties, agreements and covenants contained herein and other consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.        Recitals. The above Recitals are true and correct and are incorporated herein by reference.

2.        Payment and Interest Deferral. Lender agrees to defer principal and interest payments due under the Notes from June 2015 through December, 2016. However, Lender does not forgive repayment of any of the principal or interest payments and said principal amounts shall not be reduced in any manner.

3.        Conditions to Lender’s Obligation. The obligations of Lender herein ae subject to the Borrower’s execution of this Agreement and approval by accountants as may be necessary.

4.        Miscellaneous.

(a)                Headings. Paragraph headings used herein are for convenience only and shall not be construed as controlling the scope of any provision hereof.

(b)               Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

(c)                Counterpart Execution. This instrument may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and such counterparts together shall constitute one and the same instrument. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

(d)               Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, personal representatives, successors and assigns.

(e)                Further Assurances. Borrower agrees that at any time, and from time to time, after the execution and delivery of this Agreement, it shall, upon the request of the Lender, execute and deliver such further documents and do such further acts and things as the Lender may reasonably request in order to more fully effectuate the purposes of this Agreement.

(f)                Consideration. Each party hereto expressly acknowledges and agrees that (a) it is entering into this Agreement after consultation with legal counsel, (b) that the agreements on its part contained herein are being voluntarily and knowingly given, and are given without fraud, duress, undue influence or coercion of any kind exerted by any of the parties hereto or any other person or entity, (c) it has received full and adequate consideration for all of the obligations on its part contained herein and that such consideration constitutes more than reasonably equivalent value in exchange for all such obligations, and (d) it has not entered into this Agreement with the intent to hinder, delay, or defraud any creditor.

(g)                Entire Contract. This Agreement sets forth the entire agreement between the Parties with respect to the matters addressed herein and supersedes in its entirety any and all other prior agreements, understandings or representations relating to the subject matter hereof. The Parties represent that in entering this Agreement they do not rely on any statement or fact not set forth herein.

(h)               Modifications or Amendments. This Agreement may not be modified or amended or any term or provision waived or discharged except in writing, signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced.

(i)                 Severability. If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative, in whole or in part, for any reason by any court of competent jurisdiction, government authority, arbitrator, arbitration panel or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms.

(j)                 Successors and Assigns. This Agreement shall be binding on and inure to the benefit of each of the Parties to this Agreement and upon their respective successors and assigns.

(k)               Acknowledgement. Each of the Parties expressly acknowledges, represents and warrants that it has had representation in the negotiation and preparation of this Agreement by legal counsel of its own choosing. None of the Parties has relied on any fact or actual or assumed state of affairs not expressly set forth herein, and neither is signing under fraud or duress. Each of the Parties further acknowledges, represents and warrants to the other that it has read this Agreement in its entirety prior to the execution hereof and that it has executed this Agreement voluntarily, with competence and capacity to contract, and with full knowledge of the terms, significance and legal effect of this Agreement.

(l)                 Joint Negotiation. This Agreement has been negotiated between the Parties hereto, which are sophisticated business entities, and has been prepared in accordance with their joint instruction. To the extent that there is deemed to be any uncertainty or ambiguity herein hereafter, no party shall be deemed to have caused it and the drafting hereof shall be deemed to have been joint drafting.

IN WITNESS WHEREOF, Borrower and Lender have executed and delivered this Agreement to be effective for all purposes as of the Effective Date.

LENDER: CLYDE A. BISTON By: ____________________________	Acknowledged and agreed: BORROWER: CROSS ENVIRONMENTAL SERVICES, INC., a Florida corporation By: _______________________________ Print name:_____________________ As its:_________________________

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